Exhibit 99.1

NEUEHEALTH REPORTS FIRST QUARTER 2025 RESULTS

•Delivered strong first quarter performance as care model continues to resonate with consumers, providers, and payors across the healthcare industry
•Drove positive Adjusted EBITDA for the fifth consecutive quarter, providing a strong foundation for continued success in 2025 and beyond
•Served approximately 709,000 consumers, an increase of 51% over the first quarter of 2024

DORAL, Fla. (May 8, 2025) (BUSINESSWIRE) – NeueHealth, Inc. (“NeueHealth” or the “Company”) (NYSE: NEUE), the value-driven healthcare company, today reported financial results for its first quarter ended March 31, 2025.

“We are starting 2025 in a very strong position, generating substantial growth in the number of consumers we serve and delivering another quarter of Adjusted EBITDA profitability,” said Mike Mikan, President and CEO of NeueHealth. “Our value-driven, consumer-centric care model is compelling, and we continue to see it resonate with the market as we align interests to create a seamless, more coordinated care experience for consumers, providers, and payors. This year, we are focused on driving long-term, sustainable growth and building on the relationships we have formed across the industry. I am excited for all we will achieve in 2025 and beyond.”

Key Metrics

	As of March 31,
	2025	2024
Consumer and Patient Metrics
Value-Based Consumers served	571,000	360,000
Enablement Services Lives	138,000	109,000

	Three Months Ended
($ in thousands)	March 31,
	2025	2024
Financial Metrics
Revenue	$215,787	$245,095
Net Loss	$(10,848)	$(4,177)
Net Income (Loss) from Continuing Operations	$(1,438)	$5,688
Adjusted EBITDA (non-GAAP)	$13,478	$3,657

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measures used in the table above. See table at the end of this release for more detail.

Earnings Conference Call

As previously announced, NeueHealth will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. NeueHealth will host a live webcast of this conference call which can be accessed from the Investor Relations page of the Company’s website (investors.neuethealth.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K filed May 8, 2025 can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About NeueHealth

NeueHealth is a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated care. By uniquely aligning the interests of health consumers, providers, and payors, NeueHealth helps to make healthcare accessible and affordable to all populations across the ACA Marketplace, Medicare, and Medicaid. NeueHealth delivers high-quality clinical care to over 700,000 health consumers through owned clinics and unique partnerships with over 3,000 affiliated providers. We also enable independent providers and medical groups to thrive in performance-based arrangements through a suite of technology and services scaled centrally and deployed locally. We believe our value-driven, consumer-centric care model can transform the healthcare experience and maximize value across the healthcare system. For more information, visit: www.neuehealth.com.

Important Additional Information and Where to Find It

On December 23, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NH Holdings 2025, Inc. (“Parent”), pursuant to which, if all applicable conditions are satisfied or waived, the Company will become a wholly owned subsidiary of Parent (the “Transaction”). Parent is indirectly controlled by private investment funds affiliated with New Enterprise Associates, Inc. (“NEA”).

In connection with the Transaction, the Company has filed with the U.S. Securities and Exchange Commission a preliminary proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which has been sent or provided to Company stockholders. The Company, affiliates of the Company and affiliates of NEA have jointly filed a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company has also filed or may also file other documents with the SEC regarding the transaction. This release is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which the Company has filed or may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE COMPANY OR THE TRANSACTION BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents that are filed or will be filed with the SEC by the Company, when such documents become available, through the website maintained by the SEC at www.sec.gov or through the Company’s website at https://investors.neuehealth.com/home/default.aspx.

The Transaction will be implemented solely pursuant to the Merger Agreement, which contains the full terms and conditions of the transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in the definitive proxy statement for the 2025 annual meeting of stockholders of the Company, which was filed by the Company with the SEC on April 30, 2025 (the “Annual Meeting Proxy Statement”). Please refer to the sections captioned “Executive Compensation,” “Director Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in the Annual Meeting Proxy Statement and the section captioned "Security Ownership of Certain Beneficial Owners and Management" in the Proxy Statement. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, may be contained in other relevant materials to be filed with the SEC in connection with the proposed Transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, as well as statements regarding timing, completion, and effects of the Transaction. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: the failure to complete the Transaction on the anticipated terms and within the anticipated timeframe, including as a result of failure to obtain required stockholder or regulatory approvals or to satisfy other closing conditions; potential litigation relating to the Transaction that could be instituted against NEA, the Company or their respective affiliates, directors, managers, officers or employees, and the effects of any outcomes related thereto; potential adverse reactions or changes to our business relationships or operating results resulting from the announcement, pendency or completion of the Transaction; the risk that our stock price may decline significantly if the Transaction is not consummated; certain restrictions during the pendency of the Transaction that may impact our ability to pursue certain business opportunities or strategic transactions; costs associated with the Transaction, which may be significant; the occurrence of events, changes or other circumstances that could give rise to the termination of the Merger Agreement, including in circumstances requiring us to pay a termination fee; our ability to continue as a going concern; expectations and outcomes related to the NEA Merger Agreement; our ability to comply with the terms of our credit facility or any credit facility into which we enter in the future; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down of our remaining Individual and Family Plan (“IFP”) businesses and MA businesses outside of California, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to the Transaction or corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our business offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate medical expenses; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; the impact of changes to federal funding for government healthcare programs; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses and divest businesses as needed; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; the outcome of threatened or pending litigation and risks of future legal disputes; the impacts resulting from new (or change to existing) laws, regulations and executive actions; our ability to mitigate risks associated with our ACO REACH and related businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
IR@neuehealth.com

Media Contact:
media@neuehealth.com

NeueHealth, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$138,101	$83,295
Short-term investments	7,004	9,871
Accounts receivable, net of allowance of $24 and $27, respectively	41,716	36,594
ACO REACH performance year receivable	468,346	95,075
Current assets of discontinued operations	94,467	173,006
Prepaids and other current assets	38,572	36,807
Total current assets	788,206	434,648
Other assets:
Property, equipment and capitalized software, net	11,108	11,240
Intangible assets, net	68,576	71,064
Other non-current assets	27,790	27,431
Total other assets	107,474	109,735
Total assets	$895,680	$544,383
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$113,850	$124,360
Accounts payable	5,451	6,298
Short-term borrowings	1,000	2,000
ACO REACH performance year obligation	382,478	—
Current liabilities of discontinued operations	335,181	344,651
Risk share payable to deconsolidated entity	123,981	123,981
Warrant liability	27,089	29,738
Other current liabilities	75,022	79,200
Total current liabilities	1,064,052	710,228
Long-term borrowings	207,400	202,614
Other liabilities	17,200	17,649
Total liabilities	1,288,652	930,491
Commitments and contingencies
Redeemable noncontrolling interests	47,769	48,580
Redeemable Series A preferred stock, 0.0001 par value; 750,000 shares authorized in 2025 and 2024; 750,000 shares issued and outstanding in 2025 and 2024	747,481	747,481
Redeemable Series B preferred stock, 0.0001 par value; 175,000 shares authorized in 2025 and 2024; 175,000 shares issued and outstanding in 2025 and 2024	172,936	172,936
Shareholders’ equity (deficit):
Common stock, 0.0001 par value; 3,000,000,000 shares authorized in 2025 and 2024; 8,927,758 and 8,320,959 shares issued and outstanding in 2025 and 2024, respectively	1	1
Additional paid-in capital	3,105,109	3,099,423
Accumulated deficit	(4,454,268)	(4,442,529)
Accumulated other comprehensive loss	—	—
Treasury stock, at cost, 31,526 shares at December 31, 2025 and 2024	(12,000)	(12,000)
Total shareholders’ equity (deficit)	(1,361,158)	(1,355,105)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$895,680	$544,383

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Capitated revenue	$80,987	$61,466
ACO REACH revenue	124,040	171,811
Service revenue	9,834	11,615
Investment income	926	203
Total revenue	215,787	245,095
Operating expenses:
Medical costs	160,894	196,874
Operating costs	48,673	66,761
Depreciation and amortization	3,559	4,562
Total operating expenses	213,126	268,197
Operating income (loss)	2,661	(23,102)
Interest expense	6,637	2,930
Warrant income	(2,649)	(2,072)
Gain on troubled debt restructuring	—	(30,311)
(Loss) Income from continuing operations before income taxes	(1,327)	6,351
Income tax expense	111	663
Net loss (income) from continuing operations	(1,438)	5,688
Loss from discontinued operations, net of tax	(9,410)	(9,865)
Net Loss	(10,848)	(4,177)
Net income from continuing operations attributable to noncontrolling interests	(891)	(11,737)
Series A preferred stock dividend accrued	(10,729)	(10,294)
Series B preferred stock dividend accrued	(2,407)	(2,310)
Net loss attributable to NeueHealth, Inc. common shareholders	$(24,875)	$(28,518)

Basic and loss income per share attributable to NeueHealth, Inc. common shareholders
Continuing operations	$(1.80)	$(2.31)
Discontinued operations	(1.10)	(1.22)
Basic and diluted loss per share	(2.90)	(3.53)

Basic and diluted weighted-average common shares outstanding	8,570	8,079

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(10,848)	$(4,177)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,559	4,562
Share-based compensation	5,565	18,627
Payment-In-Kind (“PIK”) Interest	4,371	—
Gain on troubled debt restructuring	—	(30,311)
Net accretion of investments	(181)	(34)
Loss on disposal of property, equipment, and capitalized software	87	245
Other, net	493	2
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(5,122)	(850)
ACO REACH performance year receivable	(373,271)	(530,749)
Other assets	(120)	(3,507)
Medical cost payable	(15,495)	(13,263)
Risk adjustment payable	(4,996)	(11,224)
Accounts payable and other liabilities	(4,920)	(5,612)
Unearned revenue	—	(11)
Warrant liability	(2,649)	(2,072)
Risk share payable to deconsolidated entity	382,478	529,657
Net cash used in operating activities	(21,049)	(48,717)
Cash flows from investing activities:
Purchases of investments	(1,195)	—
Proceeds from sales, paydown, and maturities of investments	4,258	2,321
Purchases of property and equipment	(1,026)	(64)
Proceeds from sale of business, net	61,139	196,130
Net cash provided by investing activities	63,176	198,387
Cash flows from financing activities:
Repayments of short-term borrowings	(1,000)	(273,636)
Distributions to noncontrolling interest holders	(1,702)	(1,884)
Net cash used in financing activities	(2,702)	(275,520)
Net increase (decrease) in cash and cash equivalents	39,425	(125,850)
Cash and cash equivalents – beginning of year	$185,405	$375,280
Cash and cash equivalents – end of period	$224,830	$249,430

NeueHealth, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

NeueCare
($ in thousands)	Three Months Ended March 31,
Statement of income (loss) and operating data:	2025	2024

Revenue:
Capitated revenue	$80,987	$61,466
Service revenue	6,264	9,530
Investment income	357	—
Total unaffiliated revenue	87,608	70,996
Affiliated revenue	2,909	2,627
Total segment revenue	90,517	73,623
Operating expenses
Medical Costs	37,518	27,436
Operating Costs	27,210	32,589
Depreciation and amortization	2,782	3,786
Total operating expenses	67,510	63,811
Operating income (loss)	$23,007	$9,812

NeueSolutions
($ in thousands)	Three Months Ended March 31,
Statement of income (loss) and operating data:	2025	2024

Revenue:
ACO REACH revenue	$124,040	$171,811
Service revenue	3,570	2,085
Total segment revenue	127,610	173,896
Operating expenses
Medical Costs	126,285	172,065
Operating Costs	4,317	4,763
Total operating expenses	130,602	176,828
Operating income (loss)	$(2,992)	$(2,932)

Non-GAAP Financial Measures

We use the non-GAAP financial measures Adjusted EBITDA and Adjusted Operating Cost Ratio. We define Adjusted EBITDA as Net Loss excluding loss from discontinued operations, interest expense, income taxes, depreciation and amortization, transaction costs, share-based and other long-term compensation expense, impact of troubled debt restructuring, restructuring and contract termination costs, impairment of goodwill and long-lived assets, losses related to the bankruptcy of one of our ACO REACH partners, impact of classifying certain of our operations as held-for-sale, and changes in the fair value of derivatives. We define Adjusted Operating Cost Ratio as Operating Cost Ratio excluding share-based compensation expense. These non-GAAP measures have been presented in this quarterly Earnings Release or in the earnings conference call and related materials as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA and Adjusted Operating Cost Ratio to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net Income (Loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Adjusted Operating Cost Ratio is not a recognized term under GAAP and should not be considered as an alternative to Operating Cost Ratio as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of Adjusted Operating Cost Ratio has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
($ in thousands)	2025	2024
Net Loss	$(10,848)	$(4,177)
Loss from Discontinued Operations	9,410	9,865
EBITDA adjustments from continuing operations
Interest expense	6,637	2,930
Income tax expense	111	663
Depreciation and amortization (g)	3,559	4,067
Transaction costs (a)	1,614	1,121
Share-based and other long-term incentive compensation expense (b)	5,644	18,627
Gain on troubled debt restructuring	—	(30,311)
Change in fair value of warrant liability (c)	(2,649)	(2,072)
Restructuring and contract termination costs (d)	—	(58)
Held-for-sale operations (e)	—	1,623
ACO REACH care partner bankruptcy (f)	—	1,248
Impairment of goodwill and long-lived assets	—	131
EBITDA adjustments from continuing operations	$14,916	$(2,031)
Adjusted EBITDA	$13,478	$3,657

(a)Transaction related costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives and acquisitions or dispositions. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(b)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on several factors, including the timing, quantity and grant date fair value of the awards. Also includes $0.1 million of compensation expense that was recognized for the cancellation of P-Unit Awards in relation to our purchase of the minority interest in Centrum for the three months ended March 31, 2025. There was no equivalent compensation expense included within for the three months ended March 31, 2024.
(c)Represents the non-cash change in the fair value of the warrant liability established for warrants included in our financing arrangements, which are remeasured at fair value each reporting period.
(d)Restructuring and contract termination costs represent severance costs as part of a workforce reduction, amounts paid for early termination of leases, and impairment of certain long-lived assets primarily relating to our decision to exit the Commercial business for the 2023 plan year.
(e)Beginning in the second quarter of 2024, Adjusted EBITDA excludes the impact of our operations classified as held-for-sale that were subsequently sold in November 2024; the comparable 2024 period has been recast to exclude these impacts.
(f)Represents the costs expected to be incurred as a result of one of our ACO REACH care partners filing for bankruptcy; includes the full allowance established for the outstanding receivable and ongoing costs incurred to manage and provide service to members attributed to the care partner that would have otherwise been reimbursed prior to the care partner’s bankruptcy.
(g)Adjustment has been updated to remove the impact of our held-for-sale operations that are adjusted for in their entirety as described in (e).

The following table provides a reconciliation of Adjusted Operating Cost Ratio for the periods presented:

	Three Months Ended March 31,
	2025	2024
Operating Cost Ratio	22.6%	27.2%
Impact of share-based and other long-term incentive compensation expense (a)	(2.6)%	(7.6)%
Impact of held-for-sale operations (b)	0.0%	(2.4)%
Impact of transaction related costs (c)	(0.7)%	(0.5)%
Adjusted Operating Cost Ratio	19.3%	16.7%

(a)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on several factors, including the timing, quantity and grant date fair value of the awards. Also includes $0.1 million of compensation expense that was recognized for the cancellation of P-Unit Awards in relation to our purchase of the minority interest in Centrum for the three months ended March 31, 2025. There was no equivalent compensation expense included within for the three months ended March 31, 2024.
(b)Represents the impact of revenue and operating costs related to our operations classified as held-for-sale beginning in the second quarter of 2024. The sale was completed in November 2024.
(c)Transaction related costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives and acquisitions or dispositions. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.